UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania 19053
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.                                           Other Events.

At the annual meeting (the “Annual Meeting”) of the Company’s stockholders held on October 13, 2004, the stockholders elected six members to the Company’s Board of Directors.  Those elected to the Board were Hal M. Krisbergh, Steven C. Davidson, Clarence L. Irving, Jr., Martin Jaffe, Jeff Morris and Lemuel Tarshis.  Stockholders also approved each of the other proposals described in the proxy statement distributed by the Company in connection with the Annual Meeting, namely (i) the Company’s prior issuance of common stock in accordance with the terms of the June 2004 private placement to certain institutional investors of $7.55 million in securities, (ii) the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50 million to 80 million,  and  (iii) the Company’s 2003 Equity Incentive Plan.

Item 9.01.                                              Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired:  None

(b)                                 Pro Forma Financial Information:  None

(c)                                  Exhibits:  None

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

	By:	/s/	Randall J. Gort
			Name:	Randall J. Gort
			Title:	Secretary

Date: October 14, 2004